UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 23, 2009
Date of Report (Date of earliest event reported)

AMERICAN PETRO-HUNTER, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-22723	98-0171619
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

17470 North Pacesetter Way
Scottsdale, AZ 85255 Blaine, Washington 98230 USA
(480) 305-2052
(Address and telephone number of principal executive offices) (Zip Code)
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On June 19, 2009, American Petro-Hunter, Inc. (the “Company”) entered into a binding Letter of Intent (“LOI”) with S&W Oil & Gas, LLC (“S&W”) to participate in the drilling for oil and natural gas in the Rooney Prospect located in southwestern Ford County, Kansas (the “Prospect”).  The Prospect consists of 8 sections totaling 5,120 acres.  Pursuant to the LOI, the Company agreed to pay S&W a total of $113,333.12 for land acquisition and leasing costs and up to $216,666.64 for the 3D seismic shoot costs that include processing and interpretation as well as 50% of all further going forward costs such as completion and related infrastructure costs.  If a successful commercial well is established, S&W will assign 50% of the working interest and 81.5% net revenue interest in the Prospect to the Company. The LOI contains customary representations and warranties by the parties.

The LOI is attached to this report as Exhibit 10.1, and the terms and conditions incorporated herein. The foregoing statement is not intended to be a complete description of all terms and conditions.

Item 8.01                      Other Events.

On June 23, 2009, the Company issued a press release announcing the signing of the LOI.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits

(d) Exhibits.

Exhibit
No.	Description
10.1	Letter of Intent with S&W Oil & Gas, LLC, effective June 23, 2009.
99.1	Press Release dated June 23, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN PETRO-HUNTER INC., a Nevada Corporation

Dated: June 23, 2009	By:	/s/ Robert B. McIntosh
Robert B. McIntosh, Chief Executive Officer